Exhibit 99.2
FORM OF LETTER TO CLIENTS
PEMEX PROJECT FUNDING MASTER TRUST
Offers to Exchange Securities
which have been
Registered under the Securities Act of 1933, as amended,
and which are
Unconditionally Guaranteed by
Petróleos Mexicanos,
for any and all of its Corresponding Outstanding Securities

Corresponding New Securities Series
of Pemex Project Funding Master
CUSIP Nos. of	ISIN Nos. of	Old Securities Series of	Trust, which have been registered
Old Securities	Old Securities	Pemex Project Funding Master Trust	under the Securities Act
70645JBD3	US70645JBD37 (Rule 144A)
70645KBD0	US70645KBD00 (Reg. S)	U.S. $2,500,000,000	Up to U.S. $2,500,000,000
70645KBN8	US70645KBN81 (Reg. S)	5.75% Notes due 2018	5.75% Guaranteed Notes due 2018

70645JAT9	US70645JAT97 (Rule 144A)
70645KAT6	US70645KAT60 (Reg. S)
70645JAQ5	US70645JAQ58 (Rule 144A)
70645KAQ2	US70645KAQ22 (Reg. S)	U.S. $501,000,000	Up to U.S. $501,000,000
70645JBE1	US70645JBE10 (Rule 144A)	6.625% Bonds due 2035	6.625% Guaranteed Bonds due 2035
70645KBE8	US70645KBE82 (Reg. S)

70645JBM3	US70645JBM36 (Rule 144A)	U.S. $500,000,000	Up to U.S. $500,000,000
70645KBM0	US70645KBM09 (Reg. S)	6.625% Bonds due 2038	6.625% Guaranteed Bonds due 2038
To Our Clients:
                    Enclosed for your consideration is a prospectus of Pemex Project Funding Master Trust (the “Issuer”) and Petróleos Mexicanos (the “Guarantor”), a decentralized public entity of the Federal Government of the United Mexican States, dated July •, 2008 (the “Prospectus”), relating to the offers to exchange (the “Exchange Offers”) registered 5.75% Guaranteed Notes due 2018, registered 6.625% Guaranteed Bonds due 2035 and registered 6.625% Guaranteed Bonds due 2038 (together, the “New Securities”) for any and all outstanding 5.75% Notes due 2018, 6.625% Bonds due 2035 and 6.625% Bonds due 2038 (together, the “Old Securities”) of the Issuer, upon the terms and subject to the conditions described in the Prospectus. The Exchange Offers are being made in order to satisfy certain of the Issuer’s obligations under the Registration Rights Agreements referred to in the Prospectus.
                    The material is being forwarded to you as the beneficial owner of the Old Securities carried by us in your account but not registered in your name. A tender of such Old Securities may only be made by us as the holder of record and pursuant to your instructions.
                    Accordingly, we request instructions as to whether you wish us to tender on your behalf any Old Securities held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus. We also request that you confirm that we may, on your behalf, make the representations and warranties contained in the Prospectus in the section captioned “The Exchange Offers—Holders’ Deemed Representations, Warranties and Undertakings.”
                    Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Securities on your behalf in accordance with the provisions of the Exchange Offers. The Exchange Offers will expire at Midnight, New York City time, on August

•, 2008 (the “Expiration Date”), unless extended by the Issuer. The Old Securities tendered pursuant to the Exchange Offers may be withdrawn at any time before the Expiration Date, unless previously accepted by the Issuer.
                    Your attention is directed to the following:
                    1. The Exchange Offers are for any and all Old Securities.
                    2. The Exchange Offers are subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offers—Conditions to the Exchange Offers.”
                    3. Any transfer taxes incident to the transfer of Old Securities from the holder to the Issuer will be paid by the Issuer, except as otherwise provided in the Prospectus in the section captioned “The Exchange Offers—Transfer Taxes.”
                    4. The Exchange Offers expire at Midnight, New York City time, on the Expiration Date, unless extended by the Issuer.
                    If you wish to have us tender any of your Old Securities, please so instruct us by completing, executing and returning to us the instruction set forth below.
Instructions with Respect to the Exchange Offers
                    The undersigned acknowledge(s) receipt of your letter enclosing the Prospectus, dated July  •  , 2008 of Pemex Project Funding Master Trust and Petróleos Mexicanos, a decentralized public entity of the Federal Government of the United Mexican States.
                    This will instruct you to tender the principal amount of Old Securities indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus. (Check one).

Box 1	☐	Please tender the Old Securities held by you for my account. If I do not wish to tender all of the Old Securities held by you for my account, I have identified on a signed schedule attached hereto the principal amount of Old Securities that I do not wish tendered.

Box 2	☐	Please do not tender any Old Securities held by you for my account.

Date:
Signature

Please print name(s) here

Area Code and Telephone No.

Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Old Securities.